SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NETFLIX, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Netflix, Inc.

100 Winchester Circle

Los Gatos, California 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2006

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netflix, Inc., a Delaware corporation (the “Company”), will be held on May 17, 2006 at 10:00 a.m. local time at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113, for the following purposes:

1.	To elect a Class I director to hold office until the 2009 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006;

3.	To approve the Company’s Amended and Restated 2002 Stock Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 21, 2006 can vote at this meeting or any adjournments that may take place.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder entitled to vote at the meeting may vote in person by attending the meeting even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the address of the Company’s executive offices noted above.

By order of the Board of Directors

Barry McCarthy

Chief Financial Officer and Secretary

March 31, 2006

Los Gatos, California

NETFLIX, INC.

100 Winchester Circle

Los Gatos, California 95032

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The attached proxy is solicited on behalf of the Board of Directors of Netflix, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 17, 2006, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California 95113.

We intend to mail this Proxy Statement and accompanying proxy card to stockholders on or about April 12, 2006.

Our principal executive offices are located at 100 Winchester Circle, Los Gatos, California 95032, and our telephone number is (408) 540-3700. Our Internet website address is www.netflix.com.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Voting and Solicitation

Only stockholders of record at the close of business on March 21, 2006, referred to as the Record Date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 2006, there were 55,404,061 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted at the Annual Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees and “FOR” all other proposals described in this Proxy Statement. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted

“FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN,” referred to as the Votes Cast, are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a particular proposal.

The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and dissemination to its employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners, and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at our 2007 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 13, 2006 in order to be included in the Proxy Statement and proxy materials relating to our 2007 Annual Meeting of Stockholders. A stockholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy, but that a stockholder intends to present in person at the meeting, must generally be submitted to our Secretary no earlier than January 17, 2007, and no later than February 16, 2007.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A Class I director, Richard N. Barton, is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Barton, who is presently a director of the Company. If Mr. Barton is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the Board to fill the vacancy. It is not expected that Mr. Barton will be unable to serve as a director, and he has agreed to serve as a director of the Company if elected. The term of office of the director elected at this meeting will continue until the Annual Meeting of Stockholders held in 2009 or until the director’s successor has been duly elected or appointed and qualified, or until his earlier resignation or removal.

Vote Required; Recommendation of Board

The candidate receiving the highest number of affirmative Votes Cast will be elected as a Class I director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEE LISTED BELOW.

Nominee	Age	Principal Occupation
Richard N. Barton	38	Chief Executive Officer and Chairman of the Board, Zillow, Inc.

Richard Barton has served as one of the Company’s directors since May 2002. In late 2004, Mr. Barton co-founded Zillow, Inc. where he is now Chief Executive Officer and Chairman of the Board. Additionally, Mr. Barton is a Venture Partner with Benchmark Capital and he serves on the board of directors of AtomShockwave and Barton Ventures. Previously, Mr. Barton founded Expedia, Inc. in 1994 and was its President, Chief Executive Officer and director from November 1999 to March 2003. Mr. Barton was a director of InterActiveCorp from February 2003 until January 2005. Mr. Barton holds a B.S. in industrial engineering from Stanford University.

Directors Not Standing For Election and Executive Officers

The members of the Board whose terms or directorships do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting and our executive officers are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Directors
Reed Hastings	45	Class III/2008	Chief Executive Officer, President and Chairman of the Board, Netflix, Inc.
Jay C. Hoag	47	Class III/2008	General Partner, Technology Crossover Ventures
A. George Battle	62	Class III/2008	Investor
Timothy M. Haley	51	Class II/ 2007	Managing Director, Redpoint Ventures
Michael N. Schuh	62	Class II/ 2007	Managing Member, Foundation Capital
Gregory S. Stanger	41	Class II/ 2007	Venture Partner, Technology Crossover Ventures

Other Executive Officers
Barry McCarthy	52	—	Chief Financial Officer, Netflix, Inc.
Leslie J. Kilgore	40	—	Chief Marketing Officer, Netflix, Inc.

Reed Hastings has served as our Chief Executive Officer since September 1998, and our Chairman of the Board since inception. Mr. Hastings served as Chief Executive Officer of Pure Atria Software, a maker of software development tools, from its inception in October 1991 until it was acquired by Rational Software Corporation, in August 1997. Mr. Hastings holds an M.S.C.S. degree from Stanford University and a B.A. from Bowdoin College.

Jay C. Hoag has served as one of the Company’s directors since June 1999. Since June 1995, Mr. Hoag has been a General Partner at Technology Crossover Ventures, a venture capital firm. Mr. Hoag serves on the board of directors of Altiris, Inc., eLoyalty Corporation, Inphonic, Inc. and several private companies. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

A. George Battle has served as one of the Company’s directors since June 2005. Mr. Battle was previously executive chairman of the board of Ask Jeeves, Inc. which was acquired by IAC/InterActiveCorp in July 2005. He was CEO of Ask Jeeves from 2000 to 2003. From 1968 until his retirement in 1995, Mr. Battle served in management roles at Arthur Andersen LLP and then Andersen Consulting LLP (now Accenture), where he became worldwide managing partner of market development and a member of the firm’s executive committee. Educated at Dartmouth College and the Stanford Graduate School of Business, Mr. Battle currently serves as chairman of the board of Fair, Isaac and Company, a director of Advent Software, Inc. and Expedia, Inc., and a member of the board of the Masters Select family of mutual funds. He was previously a director of PeopleSoft, Inc. and of Barra, Inc.

Timothy M. Haley has served as one of the Company’s directors since June 1998. Mr. Haley is a co-founder of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since October 1999. Mr. Haley has been a Managing Director of Institutional Venture Partners, a venture capital firm, since February 1998. From June 1986 to February 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

Michael N. Schuh has served as one of the Company’s directors since February 1999. From August 1998 to the present, Mr. Schuh has served as a Managing Member of Foundation Capital, a venture capital firm. Prior to joining Foundation Capital, Mr. Schuh was a founder and Chief Executive Officer of Intrinsa Corporation, a supplier of productivity solutions for software development organizations from 1994 to 1998. Mr. Schuh serves on the board of directors of several private companies. Mr. Schuh holds a B.S.E.E. from the University of Maryland.

Gregory S. Stanger has served as one of the Company’s directors since June 2005. Mr. Stanger has served as a venture partner at Technology Crossover Ventures, a venture capital firm, since June 2005 and was an executive in residence at TCV from December 2003 to June 2005. Mr. Stanger served as senior vice president, chief financial officer and director of Expedia, Inc. from February 2002 to September 2003 and as its chief financial officer from October 1999 to September 2003. Before joining Expedia, he served as senior director, corporate development of Microsoft Corporation and held other positions within Microsoft’s finance and corporate development departments since 1991. Mr. Stanger serves on the board of directors of Drugstore.com and of NexTag, Inc. Mr. Stanger received a B.A. from Williams College and an M.B.A. from the University of California at Berkeley.

Barry McCarthy has served as the Company’s Chief Financial Officer since April 1999 and its Secretary since May 1999. From January 1993 to December 1999, Mr. McCarthy was Senior Vice President and Chief Financial Officer of Music Choice, a music programming service distributed over direct broadcast satellite and cable systems. From June 1990 to December 1992, Mr. McCarthy was Managing Partner of BMP Partners, a financial consulting and advisory firm. From 1982 to 1990, Mr. McCarthy was an Associate, Vice President and Director with Credit Suisse First Boston, an investment banking firm. Mr. McCarthy holds an M.B.A. from The Wharton School of Business at the University of Pennsylvania and a B.A. from Williams College.

Leslie J. Kilgore has served as the Company’s Chief Marketing Officer (formerly Vice President of Marketing) since March 2000. From February 1999 to March 2000, Ms. Kilgore served as Director of Marketing for Amazon.com, an Internet retailer. Ms. Kilgore served as a brand manager for The Procter & Gamble Company, a manufacturer and marketer of consumer products, from August 1992 to February 1999. Ms. Kilgore holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania.

There are no family relationships among any of our directors, nominees for director and executive officers.

Board Meetings and Committees

The Board held six meetings during 2005. Each Board member attended at least 75% of the Board meetings in 2005 that were held during the period that the individual served on the Board. The Board has determined that each of Messrs. Barton, Haley, Hoag, Battle, Stanger and Schuh is independent under the listing standards of the NASDAQ Stock Market.

As of the date of the Proxy Statement, the Board has four standing committees: (1) the Compensation Committee, (2) the Audit Committee, (3) the Nominating and Governance Committee and (4) the Stock Option Committee.

Compensation Committee

The Compensation Committee of the Board consists of two non-employee directors: Messrs. Haley and Hoag, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee reviews and recommends to the Board compensation for the Company’s executive officers. The Compensation Committee held four meetings in 2005. Each member attended at least 75% of the Compensation Committee meetings held during 2005.

The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on the Company’s investor relations Web site at http://ir.netflix.com.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Haley, Stanger and Schuh, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Board has determined that Mr. Stanger is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Stanger’s relevant experience and education includes Chief Financial Officer of Expedia, Inc., and Venture Partner with Technology Crossover Ventures, and an M.B.A. from the University of California at Berkeley.

The Audit Committee engages the Company’s independent registered public accounting firm, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met eight times in 2005. Each member attended at least 75% of the Audit Committee meetings in 2005 that were held during the period that the individual served on the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on the Company’s investor relations Web site at http://ir.netflix.com.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board consists of two non-employee directors, Messrs. Barton and Hoag, each of whom is independent under the listing standards of the NASDAQ Stock Market. The Nominating and Governance Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire, and reviews and provides guidance to the Board on corporate governance matters. The Nominating and Governance Committee met two times in 2005. Each member attended at least 75% of the Nominating and Governance Committee meetings held during 2005.

The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s investor relations Web site at http://ir.netflix.com.

Stock Option Committee

The Stock Option Committee of the Board consists of one employee director: Mr. Hastings. The Stock Option Committee reviews and approves the stock options granted to employees pursuant to the Company’s option grant program. The Stock Option Committee did not hold meetings in 2005 but acted by written consent when necessary to carry out its duties.

The Stock Option Committee acts pursuant to powers delegated to it by the Board. The Board has not adopted a written charter for the Stock Option Committee.

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Netflix, Inc., 100 Winchester, Los Gatos, California 95032, Attention: Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at periodic meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Communications with the Board

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s investor relations Web site at http://ir.netflix.com.

Policy Regarding Director Attendance at the Annual Meeting

The Company’s policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on the Company’s investor relations Web site at http://ir.netflix.com.

Director Compensation

The Company’s directors do not currently receive cash for services they provide as directors or members of Board committees but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Mr. Barton received options to purchase 100,000 shares of the Company’s common stock upon joining the Board in May 2002. No other directors were granted options upon joining the Board.

Effective July 1, 2005, the Board approved a Director Equity Compensation Plan under the Company’s existing 2002 Stock Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee Director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the 2002 Stock Plan. The actual number of options to be granted is determined by the following formula: $10,000 / ([fair market value on the date of grant] * 0.25). Each monthly grant shall be made on the first trading day of the month, shall be fully vested upon grant and shall be exercisable at a strike price equal to the fair market value on the date of grant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of non-employee directors, Messrs. Haley and Hoag. None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. The Company is submitting its selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 1998. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2004 and 2005, fees for services provided by KPMG LLP were as follows (rounded to the nearest $1,000):

Audit Fees

The aggregate fees billed to the Company by KPMG LLP for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $1,224,000 and $1,431,276 in 2004 and 2005, respectively.

Audit-Related Fees

The Company was not billed any fees for audit-related services in 2004 or 2005.

Tax Fees

The aggregate fees billed to the Company by KPMG LLP for tax compliance, tax advice and tax planning services totaled $221,000 and $44,265 in 2004 and 2005, respectively.

All Other Fees

There were no other fees billed by KPMG LLP for services rendered to the Company, other than the services described above, in 2004 and 2005.

The Audit Committee has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2004 and 2005, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

The affirmative vote of the majority of the Votes Cast is required for approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

PROPOSAL THREE

APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK PLAN

Stockholders are being asked to approve the amendment and restatement of the Company’s 2002 Stock Plan (the “Plan”) so that the Company can use it to achieve its goals of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to our employees, directors and consultants, and promoting the success of the Company’s business, as well as to provide the Company with the ability to grant certain performance-based awards that are fully deductible for federal income tax purposes. The primary purposes of the changes to the Plan are (i) to remove the Plan provisions that provide for automatic annual increases in the number of shares available, (ii) to prohibit the repricing of stock options without stockholder approval, (iii) to increase the limitation on the number of options that can be granted annually to any individual from 1,000,000 to 1,500,000 or in connection with his or her initial service from 333,333 to 500,000, and (iv) to allow the Plan to qualify for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). Under the proposed amendments, the Company is not seeking any additional shares with which awards may be made nor is it seeking to extend the term of the Plan. While there are a number of factors impacting the rate at which awards are granted under the Plan, including fluctuations in the fair market value of the stock price, the Company believes the number of shares available under the Plan will be adequate to meet its needs for the next three to five years. The Company will request stockholder approval if and when additional shares are needed. The Company’s executive officers and directors have an interest in this proposal because they are eligible to receive options and stock purchase rights under the Plan.

Awards granted under the Plan may be designated to qualify as “performance based” compensation within the meaning of Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four next most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, the Company can preserve the deductibility of compensation over $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan and setting limits on the number of options that any individual may receive. The Plan has been designed to satisfy the conditions of Section 162(m) with respect to options. The Board approved these changes to the prior version of the Plan, subject to approval from our stockholders at the Annual Meeting. If the stockholders approve the amended and restated Plan, it will replace the current version of the Plan. Otherwise, the current version of the Plan will remain in effect.

The Plan is attached as Appendix A to this proxy statement. The following summary of the Plan does not contain all of the terms and conditions of the Plan and is qualified in its entirety by reference to the Plan. You should refer to Appendix A for the complete terms and conditions of the Plan.

Summary of the Amended and Restated Plan

Purpose.    The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company, and to promote the success of the Company’s business. The Plan provides for the grant of incentive stock options (which are entitled to favorable federal tax treatment), nonqualified stock options (that is, options that are not incentive stock options) and stock purchase rights.

Award Information.    The maximum aggregate number of shares with respect to which awards may be made under the Plan consists of (a) 5,969,491 shares reserved for issuance under the Plan and (b) any shares which have been reserved but not issued under the Company’s 1997 Stock Plan. If an option or stock purchase right expires or becomes unexercisable without having been fully exercised, the unpurchased shares of the Company’s common stock that were subject to the option or right generally again will be available for grant or sale under the Plan.

Administration.    The Plan may be administered by the Board or any of its committees (as applicable, referred to as the “Administrator”), and different committees may administer the Plan with respect to different groups of employees, directors or consultants. Subject to the terms of the Plan, the Administrator has all discretion and authority to administer the Plan and to control its operation, including, for example, the power to: (a) select which employees, directors and consultants will be granted options or stock purchase rights; (b) determine the number of shares covered by each such option or stock purchase right; (c) determine the terms and conditions of each such option or stock purchase right (such as the exercise price and vesting schedule); and (d) interpret the terms of the Plan and the outstanding options and stock purchase rights.

Eligibility.    Options and stock purchase rights under the Plan may be granted to employees, directors and consultants of the Company. However, incentive stock options may be granted only to employees of the Company. As of March 21, 2006, approximately 312 persons were receiving awards under the Plan.

Limitations.    The Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 shares of the Company’s common stock, except that in connection with his or her initial service as an employee, the employee may be granted options to purchase up to an additional 500,000 shares.

Options.    Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions and other determinations deemed necessary or advisable for administering the Plan as determined by the Administrator:

(a) Exercise Price.    The Administrator has the discretion to determine the exercise price of options, except that the exercise price of an option may not be less than 100% of the fair market value of the shares subject to the option at the time of grant and the exercise price of an incentive stock option granted to a 10% stockholder must be at least 110% of the fair market value of the shares subject to the option at the time of grant. Notwithstanding the foregoing, an exception would be made for any options that the Administrator grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price will preserve the economic value of the employee’s cancelled option from his or her former employer). For purposes of the Plan, “fair market value” generally means the closing sale price of the Company’s common stock on the relevant date. On March 28, 2006, the closing sale price of the Company’s common stock was $28.03.

(b) Exercise of Option; Form of Consideration.    Options granted under the Plan become exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the option agreement. The Administrator determines the acceptable form of consideration for exercising an option. The Plan permits payment to be made by cash, check, promissory note, other shares of the Company’s common stock (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or any other form of consideration permitted by applicable law.

(c) Term of Option.    The term of each option will be stated in the option agreement. The term of an incentive stock option may be no more than 10 years from the date of grant except that the term of an incentive stock option granted to a 10% stockholder may be no more than 5 years from the date of grant). No option may be exercised after the expiration of its term.

(d) Termination of Employment or Service; Death or Disability.    If an optionee ceases to be an employee, director or consultant of the Company for any reason, including death or disability, the vested options may be exercised within such time period as is specified in the option agreement. Such time may be no longer than the expiration of the terms of such option as set forth in the option agreement.

(e) Nontransferability of Options.    Options and stock purchase rights granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Stock Purchase Rights.    Stock purchase rights may be issued alone, in addition to or in tandem with other awards granted under the Plan. The offer of a grant of stock purchase rights by the Administrator will be accepted by execution of a restricted stock purchase agreement by the offeree, which, unless the Administrator determines otherwise, will grant the Company a repurchase right exercisable upon the voluntary or involuntary termination of the purchaser’s employment or service with the Company for any reason (including death or disability).

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.    The number and class of shares of the Company’s common stock which have been authorized for issuance under the Plan, the number, class and price of shares covered by each outstanding option and stock purchase right and the limit of shares available to each employee, director or consultant on an annual basis pursuant to the exercise of options will be adjusted in the manner the Administrator (in its sole discretion) deems equitable to prevent the dilution or enlargement of benefits under the Plan resulting from a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares.

In the event of a proposed dissolution or liquidation, the Administrator will notify any optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent an option or stock purchase right has not previously been exercised, it will terminate immediately prior to the consummation of such liquidation or dissolution.

In the event of a change in control of the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation. In the event the successor corporation does not agree to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise such option or stock purchase right, including shares not otherwise exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of such assumption or substitution, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for 15 days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

Amendment and Termination of the Plan.    The Administrator may amend, alter, suspend or terminate the Plan at any time. However, the Company will obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. No such amendment, alteration, suspension or termination of the Plan may impair the rights of any optionee without his or her written consent. Unless terminated earlier, the Plan will automatically terminate in 2012.

Federal Income Tax Consequences.    The following discussion summarizes certain U.S. federal income tax considerations for U.S. taxpayers receiving options and stock purchase rights under the Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete, and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside. Tax consequences for any particular individual may be different.

(a) Nonqualified Stock Options.    No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

(b) Incentive Stock Options.    No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the amount included is the generally the same as for nonqualified stock options). If the optionee exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the optionee exercises the option and then later sells or otherwise disposes of the

Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

(c) Stock Purchase Rights.    Stock purchase rights will generally be taxed in the same manner as nonqualified stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company’s right to repurchase the stock upon the purchaser’s termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by filing an election pursuant to Section 83(b) of the Code within thirty (30) days of the date of exercise of the stock purchase right. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

(d) Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, the Plan has been designed generally to preserve the deductibility of compensation over $1 million with respect to options.

Awards to be Granted to Certain Individuals and Groups.    The Plan provides that the number of options and stock purchase rights (if any) that an employee, consultant, or director may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth information with respect to the grant of options under the Plan during fiscal year 2005 to (i) each of the executive officers named in the “Executive Compensation” section, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees who are not executive officers and who received grants during fiscal year 2005, as a group. No stock purchase rights were granted during the last fiscal year.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price ($)
Reed Hastings	329,247	14.57
Barry McCarthy	161,730	16.07
Leslie Kilgore	135,076	15.54
Thomas Dillon	16,462	14.57

All executive officers, as a group (4 persons)	642,515	15.17
All directors who are not executive officers, as a group (6 persons)	73,141	21.87
All employees who are not executive officers, as a group (344)	1,025,663	14.91

Vote Required

The affirmative vote of a majority of the Votes Cast is required for approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK PLAN.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of March 21, 2006 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the “Executive Compensation” section, and (iv) all executive officers and directors as a group. The Company has relied upon information provided to the Company by its directors and executive officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options or warrants that are exercisable within 60 days of March 21, 2006 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 100 Winchester Circle, Los Gatos, CA 95032.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Jay C. Hoag (1) 528 Ramona Street Palo Alto, CA 94301	11,229,467	17.50%

Technology Crossover Management IV, L.L.C. (2) 528 Ramona Street Palo Alto, CA 94301	9,665,648	15.44%

LMM, LLC (3) 100 Light Street Baltimore, MD 21202	7,500,000	13.54%

Reed Hastings (4)	5,444,315	9.51%

Fred Alger Management, Inc. (5) 111 Fifth Avenue New York, NY 10003	3,369,000	6.08%

Barry McCarthy (6)	754,849	1.35%

Leslie J. Kilgore (7)	516,798	*

Michael N. Schuh (8) 70 Willow Road, Suite 200 Menlo Park, CA 94025	483,921	*

Thomas R. Dillon (9)	107,433	*

Richard N. Barton (10)	82,967	*

A. George Battle (11)	45,383	*

Gregory S. Stanger (12)	28,902	*

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Timothy M. Haley (13) c/o Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025	15,383	*

All directors and executive officers as a group (10 persons) (14)	18,709,418	27.80%

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)	Includes options to purchase 15,383 shares held by Mr. Hoag. Mr. Hoag will have the sole voting power and sole investment control over the shares he receives upon exercise of the options. Mr. Hoag and Richard H. Kimball are Managing Members of Technology Crossover Management II, L.L.C. and Technology Crossover Management IV, L.L.C. and have shared voting power and sole investment control over the shares held by the limited partnerships of such entities. All of the shares of the Company’s Stock shown in the preceding table as beneficially owned by Technology Crossover Management II, L.L.C. and Technology Crossover Management IV, L.L.C. are held of record by the limited partnerships of such entities. Mr. Hoag, Mr. Kimball, Technology Crossover Management II, L.L.C. and Technology Crossover Management IV, L.L.C. disclaim beneficial ownership of the shares held by the limited partnerships except to the extent of their pecuniary interest therein.

Technology Crossover Management II, L.L.C. is the general partner of, and has sole voting power and sole investment control over, TCV II (Q), L.P., TCV II Strategic Partners, L.P., Technology Crossover Ventures II, L.P., TCV II, V.O.F., and Technology Crossover Ventures II, C.V. TCV II (Q), L.P. is the record holder of a warrant to acquire 569,485 of the Company’s shares. TCV II Strategic Partners, L.P. is the record holder of a warrant to acquire 101,063 of the Company’s shares. Technology Crossover Ventures II, L.P. is the record holder of a warrant to acquire 740,733 of the Company’s shares. TCV II, V.O.F. is the record holder of a warrant to acquire 24,060 of the Company’s shares. Technology Crossover Ventures II, C.V. is the record holder of a warrant to acquire 113,095 of the Company’s shares. All of the shares of the Company’s Stock shown in the preceding table as beneficially owned by Technology Crossover Management II, L.L.C. are held of record by the limited partnerships of Technology Crossover Management II, L.L.C. Mr. Hoag, Mr. Kimball and Technology Crossover Management II, L.L.C. disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

Technology Crossover Management IV, L.L.C. is the general partner of, and has sole voting power and sole investment control over, TCV IV, L.P. and TCV IV Strategic Partners, L.P. TCV IV, L.P. is the record holder of 2,375,610 of the Company’s shares and a warrant to purchase 6,942,574 of the Company’s shares. TCV IV Strategic Partners, L.P. is the record holder of 88,586 of the Company’s shares and a warrant to acquire 258,878 of the Company’s shares. All of the shares of the Company’s Stock shown in the preceding table as beneficially owned by Technology Crossover Management IV, L.L.C. are held of record by the limited partnerships of Technology Crossover Management IV, L.L.C. Mr. Hoag, Mr. Kimball and Technology Crossover Management IV, L.L.C. disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(2)	Technology Crossover Management IV, L.L.C. is the general partner of, and has sole voting power and sole investment control over, TCV IV, L.P. and TCV IV Strategic Partners, L.P. TCV IV, L.P. is the record holder of 2,375,610 of the Company’s shares and a warrant to purchase 6,942,574 of the Company’s shares. TCV IV Strategic Partners, L.P. is the record holder of 88,586 of the Company’s shares and a warrant to acquire 258,878 of the Company’s shares. All of the shares of the Company’s Stock shown in the preceding table as beneficially owned by Technology Crossover Management IV, L.L.C. are held of record by the limited partnerships of Technology Crossover Management IV, L.L.C. Mr. Hoag, Mr. Kimball and Technology Crossover Management IV, L.L.C. disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(3)	As of December 31, 2005, based on information provided by LMM, LLC in the Schedule 13G/A filed February 14, 2006.

(4)	Includes options to purchase 1,827,967 shares. Mr. Hastings is a trustee of the Hastings-Quillin Family Trust, which is the record holder of 3,616,348 of the Company’s shares.

(5)	As of December 31, 2005, based on information provided by Fred Alger Management, Inc. in the Schedule 13G/A filed February 10, 2006.

(6)	Includes: (i) options to purchase 679,040 shares; (ii) a warrant to purchase 7,914 shares; and (iii) 9,352 shares held by Barry McCarthy, Trustee of the P. McCarthy Trust. Mr. McCarthy disclaims beneficial ownership of the 9,352 shares he holds as Trustee of the P. McCarthy Trust.

(7)	Includes options to purchase 446,147 shares.

(8)	Includes options to purchase 15,383 shares. Mr. Schuh is not the record holder of any of the Company’s securities and disclaims beneficial ownership of the shares set forth next to his name except to the extent of his pecuniary interest therein. Mr. Schuh is a trustee of the Michael N. and Mary G. Schuh 1990 Family Trust, which is the record holder of 50,096 of the Company’s shares. Mr. Schuh is a General Partner of Foundation Capital Equity Partners II, L.P., which is the record holder of 1,010 of the Company’s shares. Mr. Schuh is a Manager of FC Leadership Management Co., LLC and Foundation Capital Management Co., LLC. FC Leadership Management Co., LLC is not the record holder of any of our securities. FC Leadership Management Co., LLC is the general partner of Foundation Capital Leadership Fund, LP and the sole manager of Foundation Capital Leadership Principals Fund, LLC. Foundation Capital Leadership Fund, LP is the record holder of 404,221 of our shares and Foundation Capital Leadership Principals Fund, LLC is the record holder of 10,779 of our shares. Foundation Capital Management Co., LLC is not the record holder of any of our securities. Foundation Capital Management Co., LLC is the general partner of Foundation Capital, LP, which is the record holder of 2,432 of our shares.

(9)	Includes options to purchase 29,792 shares.

(10)	Includes options to purchase 76,967 shares.

(11)	Includes options to purchase 15,383 shares.

(12)	Includes options to purchase 15,383 shares.

(13)	Includes options to purchase 15,383 shares.

(14)	Includes, without duplication, the shares, options and warrants listed in footnotes (1), (4), and (6) through (13) above.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Executive Compensation

The following table sets forth information concerning the compensation paid by the Company to: (i) the Chief Executive Officer, and (ii) the other executive officers listed below. We refer to the individuals listed in the table below as the “executive officers” throughout this Proxy Statement.

		Annual Compensation	Long-Term Compensation Awards
Name and Principal Positions	Year	Salary	Securities Underlying Options	All Other Compensation
Reed Hastings	2005	$300,000	329,247	$270	(1)
Chief Executive Officer, President, Chairman of the Board	2004	136,154	279,781	187	(1)
	2003	224,615	91,428	180	(1)

Barry McCarthy	2005	$450,000	161,730	$7,664	(2)
Chief Financial Officer and Secretary	2004	323,077	124,000	2,968	(3)
	2003	250,000	50,004	414	(1)

Thomas R. Dillon	2005	$740,000	16,462	$15,188	(4)
Vice President of Operations	2004	598,462	26,566	1,234	(1)
	2003	356,154	17,148	774	(1)

Leslie J. Kilgore	2005	$575,000	135,076	$14,180	(5)
Vice President of Marketing	2004	503,846	95,840	168	(1)
	2003	315,539	28,572	162	(1)

(1)	Includes taxable amounts attributable to the employee under our group term life insurance policy.

(2)	Includes $7,250 representing our matching contribution made under our 401(k) plan and $414 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(3)	Includes $2,538 representing our matching contribution made under our 401(k) plan and $430 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(4)	Includes $14,000 representing our matching contribution made under our 401(k) plan and $1,188 for taxable amounts attributable to Mr. Dillon under our group term life insurance policy.

(5)	Includes $14,000 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

Grants of Stock Options

Beginning in the third quarter of 2003, the Company began granting employees, including the executive officers, fully vested stock options on a monthly basis. The following table sets forth information concerning stock option grants to the executive officers during 2005. The potential realizable value is calculated based on the term of the options, which is ten years, and assumed rates of stock appreciation of 5% and 10% compounded annually. These assumed rates of stock appreciation comply with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company’s common stock.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Last Fiscal Year (1)	Exercise Price	FMV at time of Grant	Term in Years
Name						5%	10%
Reed Hastings	39,150	2.35	$11.92	$11.92	10	$293,485	$743,749
	40,650	2.44	11.48	11.48	10	293,481	743,739
	43,210	2.59	10.79	10.79	10	293,213	743,060
	43,050	2.58	10.83	10.83	10	293,210	743,053
	40,369	2.42	11.57	11.57	10	293,737	744,388
	32,140	1.93	14.50	14.50	10	293,084	742,732
	20,129	1.21	16.55	16.55	10	209,507	530,931
	17,218	1.03	19.34	19.34	10	209,419	530,710
	15,547	0.93	21.45	21.45	10	209,726	531,486
	12,513	0.75	26.64	26.64	10	209,640	531,268
	12,980	0.78	25.68	25.68	10	209,627	531,236
	12,291	0.74	27.11	27.11	10	209,553	531,049

Barry McCarthy	15,380	0.92	$11.92	$11.92	10	$115,295	$292,180
	15,970	0.96	11.48	11.48	10	115,299	292,190
	16,975	1.02	10.79	10.79	10	115,189	291,910
	16,913	1.01	10.83	10.83	10	115,193	291,922
	15,859	0.95	11.57	11.57	10	115,395	292,434
	12,626	0.76	14.50	14.50	10	115,136	291,778
	15,097	0.90	16.55	16.55	10	157,133	398,205
	12,913	0.77	19.34	19.34	10	157,059	398,017
	11,660	0.70	21.45	21.45	10	157,291	398,606
	9,384	0.56	26.64	26.64	10	157,217	398,419
	9,735	0.58	25.68	25.68	10	157,220	398,427
	9,218	0.55	27.11	27.11	10	157,161	398,276

Thomas R. Dillon	1,957	0.12	$11.92	$11.92	10	$14,671	$37,178
	2,033	0.12	11.48	11.48	10	14,678	37,196
	2,160	0.13	10.79	10.79	10	14,657	37,144
	2,153	0.13	10.83	10.83	10	14,664	37,161
	2,018	0.12	11.57	11.57	10	14,684	37,211
	1,607	0.10	14.50	14.50	10	14,654	37,137
	1,006	0.06	16.55	16.55	10	10,471	26,535
	861	0.05	19.34	19.34	10	10,472	26,539
	777	0.05	21.45	21.45	10	10,482	26,562
	626	0.04	26.64	26.64	10	10,488	26,578
	649	0.04	25.68	25.68	10	10,481	26,562
	615	0.04	27.11	27.11	10	10,485	26,572

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Last Fiscal Year (1)	Exercise Price	FMV at time of Grant	Term in Years
Name						5%	10%
Leslie J. Kilgore	13,982	0.84	$11.92	$11.92	10	$104,815	$265,622
	14,518	0.87	11.48	11.48	10	104,816	265,624
	15,432	0.93	10.79	10.79	10	104,718	265,376
	15,375	0.92	10.83	10.83	10	104,718	265,376
	14,418	0.86	11.57	11.57	10	104,910	265,862
	11,478	0.69	14.50	14.50	10	104,668	265,248
	11,071	0.66	16.55	16.55	10	115,229	292,014
	9,470	0.57	19.34	19.34	10	115,182	291,894
	8,551	0.51	21.45	21.45	10	115,351	292,323
	6,882	0.41	26.64	26.64	10	115,299	292,191
	7,139	0.43	25.68	25.68	10	115,295	292,180
	6,760	0.41	27.11	27.11	10	115,253	292,075

(1)	Based on a total of 1,668,178 options granted to employees, including the executive officers, in 2005.

Aggregate Option Exercises in 2005 and Values at December 31, 2005

The following table sets forth information concerning option exercises during 2005 and the exercisable and unexercisable options held by the executive officers as of December 31, 2005. The “Value of Unexercised In-the-Money Options at December 31, 2005” column is based on $27.06, the closing sales price of the Company’s common stock on December 30, 2005, the last business day of the fiscal year, less the per share exercise price of the options multiplied by the number of shares issuable upon exercise of the options. All options granted under the 1997 Stock Plan are immediately exercisable upon grant but following any such exercise are subject to repurchase by the Company at cost in the event of the optionee’s termination of employment for any reason (including death or disability), to the extent the Company’s right of repurchase has not lapsed. The number of shares exercised or exercisable that would remain subject to repurchase following an exercise (the unvested portion) is set forth in the footnotes to the following table.

	Shares Acquired on Exercise		Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005			Value of Unexercised In-the-Money Options at December 31, 2005
Name				Unexercisable	Exercisable		Unexercisable	Exercisable
Reed Hastings	22,500		$584,950	—	1,817,956	(1)	—	$35,867,288
Barry McCarthy	145,624		3,857,373	—	696,782	(2)	—	12,389,885
Thomas R. Dillon	91,371	(3)	691,172	—	60,176		—	472,471
Leslie J. Kilgore	105,000		1,664,770	—	438,016	(4)	—	7,224,642

(1)	8,334 shares of which were unvested as of December 31, 2005.

(2)	8,554 shares of which were unvested as of December 31, 2005.

(3)	6,750 shares of which were unvested as of December 31, 2005.

(4)	11,360 shares of which were unvested as of December 31, 2005.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2005:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans or arrangements approved by security holders	13,835,542	$5.28	6,464,209	(1)(2)
Equity compensation plans or arrangements not approved by security holders	1,117,500	$1.50	—

Total	14,953,042	$5.00	6,464,209

(1)	This number of shares includes 1,881,376 shares of the Company’s common stock reserved under its 2002 Employee Stock Purchase Plan for future issuance.

(2)	The Company’s 2002 Stock Plan provides for annual increases in the number of shares available for issuance on the first day of each year equal to the lesser of: (i) 2,000,000 shares, (ii) 5% of the outstanding shares of the Company’s common stock on such date, or (iii) such other amount as determined by the Board. The 2002 Stock Plan is subject to amendment and restatement as described in this Proxy. The Company’s 2002 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance on the first day of each year equal to the lesser of: (i) 666,666 shares, (ii) 2% of the outstanding shares of the Company’s common stock on such date, or (iii) such other amount as determined by the Board.

Employment, Severance and Change-of-Control Arrangements

Effective July 1, 2005, the Board approved an Executive Severance and Retention Incentive Plan pursuant to which each employee of the Company at the level of Vice President or higher who is thus employed on the date of a change in control transaction is entitled to receive a lump sum cash payment equal to twelve (12) months of base pay and twelve (12) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee. In addition, prior to a change of control, each such employee is entitled to a severance benefit upon termination of employment (other than cause, death or permanent disability) consisting of a lump sum cash payment equal to nine (9) months of base pay and nine (9) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on the Company’s investor relations Web site at http://ir.netflix.com. Any waivers of the Code of Ethics will be posted at that Web site.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2005 all of the Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders were followed in a timely manner.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board includes two non-employee directors. The Compensation Committee reviews and recommends to the Board compensation for the Company’s executive officers.

Compensation Philosophy.    The Company’s executive pay program is designed to attract and retain key executive talent and align the interests of executive officers with those of the Company’s stockholders.

Components of Executive Compensation.    The two key components of the Company’s executive compensation program in 2005 were base salary and stock options. The Company considers the value of both base salary and stock options in determining total compensation for executive officers. In determining executive compensation, the Company considers a number of factors, including overall company performance, individual performance and compensation preferences as well as comparative compensation data.

The Company utilizes a monthly option grant program as part of the compensation package for all executive officers. Under the option grant program, executive officers receive, on a monthly basis, fully vested options granted at fair market value. The number of stock options to be granted monthly will fluctuate based on the fair market value of the stock at the time of grant. The actual number of options to be granted is determined by the following formula: the executive officer’s monthly stock option allowance, (shown in the compensation table above) / ([fair market value on the date of grant] * 0.25).

The Company’s executive officers receive a significant portion of overall compensation in the form of these stock options. The Company believes that such monthly option granting aligns executive compensation with the Company’s long-term business strategies and performance as well as links such compensation with stockholder return.

In addition to the stock option program, executives are eligible to participate in the Company’s 2002 Employee Stock Purchase Plan. Other elements of executive compensation include participation in company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company did not award any performance bonuses to executive officers in 2005.

Chief Executive Officer Compensation.    The Compensation Committee used the philosophy and components described above in setting the annual compensation for the CEO, Reed Hastings. In considering Mr. Hastings’ salary, the Compensation Committee not only considered these items, but also took into consideration his accomplishments in developing the business strategy for the Company the performance of the Company relative to this strategy and his ability to attract and retain senior management.

Section 162(m) of the Internal Revenue Code.    The Compensation Committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, other than compensation that is “performance-based.” The Compensation Committee concluded that the Section should not reduce the tax deductions available to the Company. The Compensation Committee may from time to time approve compensation that is not deductible under this Section.

Ongoing Review.    The Compensation Committee will be evaluating the Company’s compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine that it is appropriate to increase salaries, award additional stock options or grants of restricted stock, adjust the methods of granting long-term incentives or provide other short-term or long-term compensation to the executive officers.

Compensation Committee of the Board of Directors

Timothy M. Haley

Jay C. Hoag

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2005 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statement with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee also reviewed the fees paid to KPMG LLP during the year ended December 31, 2005 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by KPMG LLP were compatible with maintaining its independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee met with KPMG LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of KPMG LLP to audit the Company’s financial statements for the year ending December 31, 2006.

Audit Committee of the Board of Directors

Timothy M. Haley

Michael N. Schuh

Gregory S. Stanger

CERTAIN TRANSACTIONS

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

The following graph compares the total cumulative stockholder return on the Company’s common stock with the total cumulative return of the Nasdaq Composite Index and the Philadelphia Thestreet.com Internet Sector Index for the period beginning on May 23, 2002, the date of the Company’s initial public offering, through December 31, 2005. Total cumulative stockholder return assumes $100 invested at the beginning of the period in the Company’s common stock, the stocks represented in the Nasdaq Composite Index and the stocks represented in the Philadelphia Thestreet.com Internet Sector Index, respectively. The Philadelphia Thestreet.com Internet Sector Index is an equal-dollar-weighted index composed of 23 leading companies involved in Internet commerce, service and software. Historical stock price performance should not be relied upon as an indication of future stock price performance:

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations

100 Winchester Circle

Los Gatos, CA 95032

(408) 540-3700

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

Barry McCarthy

Chief Financial Officer and Secretary

March 31, 2006

Los Gatos, California

Appendix A

NETFLIX, INC.

AMENDED AND RESTATED 2002 STOCK PLAN

As amended and restated effective as of May 17, 2006

1. Purposes of the Plan.    The purposes of this Amended and Restated 2002 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants,

•	to promote the success of the Company’s business, and

•	to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Netflix, Inc., a Delaware corporation.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means the price at which a Share may be purchased by an Optionee pursuant to the exercise of an Option or Stock Purchase Right.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(u) “Option Exchange Program” means a program established by the Committee under which outstanding Options are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Options with a lower Exercise Price, (b) cash, or (c) a combination of (a) and/or (b). Notwithstanding the preceding, the term Option Exchange Program does not include any (x) program under which an outstanding Option is surrendered or cancelled in exchange for a different type of Option and/or cash having a total value equal to or less than the value of the surrendered or cancelled Option, (y) action described in Section 14(a), nor (z) transfer or other disposition permitted under Section 13.

(v) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(w) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Plan” means this Amended and Restated 2002 Stock Plan.

(z) “Registration Date” means the effective date of the first registration statement which is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(aa) “Restricted Stock” means Shares acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

(bb) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(cc) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(dd) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ee) “Service Provider” means an Employee, Director or Consultant.

(ff) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14.

(gg) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12, as evidenced by a Notice of Grant.

(hh) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan consists of (a) 5,969,491 Shares reserved for issuance under the Plan and (b) any Shares which have been reserved but not issued under the Company’s 1997 Stock Plan (the “1997 Plan”), as of the Registration Date. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price or, if less than their original purchase price, their fair market value, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to institute an Option Exchange Program subject to the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company;

(vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all persons and shall be given the maximum deference permitted by law.

5. Eligibility.    Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

(ii) In connection with his or her initial service as an Employee, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change described in Section 14(a).

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the Exercise Price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan.    Subject to Section 20, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16.

8. Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price.    The Exercise Price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the Exercise Price shall be determined by the Administrator in its discretion but shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which, in the case of Shares acquired from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Optionee’s death. If, at the time of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11. Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Options and Stock Purchase Rights granted hereunder shall be suspended during any unpaid leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

12. Stock Purchase Rights.

(a) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

13. Transferability of Options and Stock Purchase Rights.    Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments, Dissolution or Liquidation or Change in Control.

(a) Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares covered by each outstanding Option and Stock Purchase Right, and the numerical Share limits of Sections 3 and 6.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.    In the event of a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable (subject to the consummation of the Change of Control) for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option or Stock Purchase Right shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

15. Date of Grant.    The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

21. Withholding.    The Company’s obligation to deliver Shares pursuant to any Options or Stock Purchase Rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

FORM OF PROXY

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2006, and hereby appoints Reed Hastings and Barry McCarthy, and each of them, with full power of substitution, as Proxy or Proxies to vote all shares of the Company’s common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on May 17, 2006, and at any adjournments thereof, upon the proposals set forth in this and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

If this proxy is properly executed and returned, this proxy will be voted for the specifications made below or if no direction is made, this proxy will be voted “for” the nominee for Class I director set forth below (item 1), “for” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (item 2), and “for” approval of the Amended and Restated 2002 Stock Plan (item 3).

Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

1.	To elect a Class I director to hold office until the 2009 Annual Meeting of Stockholders:

Richard Barton

☐	FOR	☐	WITHHELD

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the Company’s Amended and Restated 2002 Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Mark box at right if an address change or comment has been noted on this card ☐

This Proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature:	Date:	Signature:	Date: